UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 2, 2011

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd., Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of stockholders of CBL & Associates Properties, Inc. (the “Company”) held on May 2, 2011, the Company’s stockholders approved an amendment to Section (c) of Article VI of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to declassify the Board of Directors and provide for the annual election of all directors, in a manner that does not affect the unexpired terms of previously elected directors.  Following the annual meeting, the Company’s Board of Directors approved conforming amendments to Sections 3.2 and 3.7 of the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”).  Prior to these amendments, the Company’s Board of Directors was divided into three classes having three members each, with each director being elected to serve for a three-year term and until his or her successor was duly elected and qualified.  Following these amendments, as described in more detail under Proposal 5 concerning the amendment to the Certificate of Incorporation in the Company’s 2011 proxy statement:

•	each of the three directors elected at the Company’s 2011 annual meeting were elected for a three-year term that expires at the annual meeting of stockholders in 2014;

•	the three current directors whose terms expire at the Company’s 2012 annual meeting will stand for election to a one-year term at the 2012 annual meeting of stockholders; and

•
the three current directors whose terms expire at the Company’s 2013 annual meeting will continue to serve until the expiration of their term at the 2013 annual meeting of stockholders and, together with the directors who were elected at the 2012 annual meeting, will stand for election at the Company’s 2013 annual meeting.

Thereafter, beginning with the Company’s 2014 annual meeting of stockholders, all directors will be elected annually.

Copies of the Company’s Certificate of Incorporation and Bylaws, as so amended, are included as Exhibit 3.4 and Exhibit 3.5, respectively, to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 2, 2011, the Company held its annual meeting of stockholders.  The matters that were submitted to a vote of stockholders and the related results are as follows:

1.	The following directors were elected to three-year terms that expire in 2014:

•	Charles B. Lebovitz (122,259,006 votes for, 1,363,427 votes withheld, 9,680,338 broker non-votes and no abstentions),

•	Gary L. Bryenton (122,164,725 votes for, 1,457,708 votes withheld, 9,680,338 broker non-votes and no abstentions), and

•	Gary J. Nay (122,823,394 votes for, 799,039 votes withheld, 9,680,338 broker non-votes and no abstentions).

The following additional directors are presently serving three-year terms, which continue beyond the 2011 annual meeting of stockholders:

•	John N. Foy (term expires in 2012),

•	Thomas J. DeRosa (term expires in 2012),

•	Matthew S. Dominski (term expires in 2012),

•	Stephen D. Lebovitz (term expires in 2013),

•	Kathleen M. Nelson (term expires in 2013), and

•	Winston W. Walker (term expires in 2013).

2.
Deloitte & Touche, LLP was ratified as the Company’s independent registered public accountants for its fiscal year ending December 31, 2011 (131,284,873 votes for, 1,864,872 votes against, 153,027 abstentions and no broker non-votes).

3.
The advisory vote on the Company’s executive compensation program for its named executive officers, as disclosed in the Company’s proxy statement for the 2011 annual meeting, was approved (121,539,043 votes for, 1,663,067 votes against, 420,323 abstentions and 9,680,338 broker non-votes).

4.
The option to hold future advisory votes on the Compensation of the Company’s named executive officers every one year received the highest number of votes cast (94,527,603 votes for every one year, 773,999 votes for every two years, 21,173,913 votes for every three years, 4,515,998 abstentions and 12,311,259 broker non-votes).

5.
The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to provide for the declassification of the Company’s Board of Directors was approved (130,164,741 votes for, 2,710,448 votes against, 427,582 abstentions and no broker non-votes).

6.
The stockholder proposal requesting the Company’s Board of Directors to adopt a Bylaw amendment specifying that the election of directors shall be decided by a majority of the votes cast, with a plurality vote standard used only in those director elections when the number of nominees exceeds the number to be elected, was approved (84,892,802 votes for, 38,332,214 votes against, 397,418 abstentions and 9,680,338 broker non-votes).

Item 9.01	Financial Statements and Exhibits

Financial Statements of Businesses Acquired

Not applicable

Pro Forma Financial Information

Not applicable

Exhibits

Exhibit Number	Description
3.4	Amended and Restated Certificate of Incorporation of the Company, as amended through May 2, 2011
3.5	Amended and Restated Bylaws of the Company, as amended through May 2, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
John N. Foy
Vice Chairman,
Chief Financial Officer and Treasurer

Date: May 4, 2011